Exhibit 2.1

PURCHASE AND SALE AGREEMENT AND
PLAN OF REORGANIZATION

Between

INTERNATIONAL MEDICAL STAFFING, INC.

and

PURESPECTRUM, INC.

August 4, 2009

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	BASIC TRANSACTION	5
	2.1 Transfer of Assets	5
	2.2 Excluded Assets	5
	2.3 Assumed Obligations	5
	2.4 Consideration	5
	2.5 Liquidation of Seller	5
	2.6 Cancellation of Buyer common Stock Held by Seller	6
	2.7 The Closing	6
	2.8 Actions at the Closing	6
	2.9 Closing of Transfer Records	6

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER	7
	3.1 Organization, Qualification and Corporate Power	7
	3.2 Capitalization	7
	3.3 Authorization of Transaction	7
	3.4 Noncontravention	7
	3.5 Financial Statements	7
	3.6 Books and Records	8
	3.7 Title to Properties; Encumbrances	8
	3.8 Taxes	8
	3.9 Legal Proceedings	8
	3.10 Contracts; No Defaults	8
	3.11 Environmental Matters	9
	3.12 Employees	9
	3.13 Intellectual property	10
	3.14 Dissenters’ Rights	11

4.	REPRESENTATIONS AND WARRANTIES OF THE BUYER	11
	4.1 Organization	11
	4.2 Buyer’s Securities	11
	4.3 Limited Business Conducted	11
	4.4 Undisclosed Liabilities	11
	4.5 Authorization of Transaction	11
	4.6 Filings with the SEC	11
	4.7 Books and Records	12
	4.8 No Contravention	12
	4.9 Reporting Company Status	12
	4.10 Antitakeover Statutes and Rights Agreement; Dissenters’ Rights	12
	4.11 Compliance with Laws and Court Orders	13
	4.12 Litigation	13
	4.13 Agreements, Contracts and Commitments	13

5.	COVENANTS	13
	5.1 General	13
	5.2 Notices and Consents	13
	5.3 Filing of Amended and Restated Certificate of Incorporation	13
	5.4 Regulatory Matters and Approvals	13
	5.5 Operation of Business	14

6.	CONDITIONS TO OBLIGATION TO CLOSE	14
	6.1 Conditions to Obligation of the Buyer	14
	6.2 Conditions to Obligation of the Seller	14

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7.	TERMINATION	15
	7.1 Termination of the Agreement	15
	7.2 Effect of Termination	16

8.	MISCELLANEOUS	16
	8.1 Survival	16
	8.2 Press Releases and Public Announcements	16
	8.3 No Third party Beneficiaries	16
	8.4 Entire Agreement	16
	8.5 Succession and Assignment	16
	8.6 Counterparts	16
	8.7 Headings	16
	8.8 Notices	16
	8.9 Governing Law	17
	8.10 Amendments and Waivers	17
	8.11 Severability	17
	8.12 Expenses	17
	8.13 Construction	17
	8.14 Tax Treatment	18
	8.15 Incorporation of Exhibits and Schedules	18

Schedule A - Seller Convertible Notes
Schedule B - Seller Notes
Schedule 2.3 - Seller Assumed Liabilities

Exhibit 2.8 - Bill of Sale, Assignment and Assumption Agreement
Exhibit 5.3 - Buyer’s Amended and Restated Certificate of Incorporation
Exhibit 5.4 - Buyer’s Proposed Amended and Restated Bylaws

Disclosure Schedules under Section 3
  3.2 - List of Seller’s Derivative Securities and Their Holders

Disclosure Schedules under Section 4

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PURCHASE AND SALE AGREEMENT AND PLAN OF REORGANIZATION

This Purchase and Sale Agreement and Plan of Reorganization (this “Agreement”) is entered into as of August 4, 2009, between International Medical Staffing, Inc., a Delaware corporation (the "Buyer") and PureSpectrum, Inc., a Nevada corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

A. Seller is engaged in the business of developing, selling and licensing fluorescent and high intensity discharge lighting products and related intellectual property.

B. Buyer is a public company without any significant ongoing business operations whose shareholders would like to acquire Seller as it has operations which the Buyer believes could be financed in the public markets.

C. Seller needs financing to meet its business objectives and Seller's management believes the needed financing may become more readily available, following the transactions under this Agreement, due to the anticipated increase in liquidity of Buyer as successor in interest to Seller’s assets.

D. Under this Agreement Buyer is to acquire Seller’s assets pursuant to a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended ("Code"), whereby Buyer shall issue Common Stock and other securities, and shall assume certain liabilities of Seller, as consideration for the transaction.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.           DEFINITIONS.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Assets" shall mean (i) all right, title and interest of Seller in and to all of its assets of every kind, nature and description, tangible or intangible, real property, personal property, equipment, intellectual property, goodwill and going concern value, software, cash, phone and facsimile numbers, email addresses, accounts receivable and other property of Seller, including, without limitation, any and all of the foregoing reflected in the Audited Statements and Interim Balance Sheet and all Contracts, Intellectual Property Assets and Inventory and (ii) all transferable net operating losses, capitalized expenses and research and development costs of Seller which may benefit the Buyer.

"Audited Statements" has the meaning set forth in Section 3.5 below.

"Buyer" has the meaning set forth in the preface above.

“Buyer Convertible Notes” shall have the meaning set forth in Section 2.3.

“Buyer Notes” has the meaning set forth in Section 2.3.

"Buyer S-4/Proxy" means the S-4/Proxy and consent notice prepared by Buyer for distribution to its stockholders and to the Seller Shareholders in connection with the transactions contemplated by this Agreement.

"Buyer Securities" means Buyer Convertible Notes, Buyer Notes, Buyer Shares and Buyer Warrants.

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"Buyer Shares" means shares of Common Stock, $.0001 par value per share, issued by Buyer.

           "Buyer Warrants" means warrants issued by the Buyer to purchase Buyer Shares.

"Closing" has the meaning set forth in Section 2.7 below.

"Closing Date" has the meaning set forth in Section 2.7 below.

"Consent" means any approval, consent, ratification, waiver, or other authorization.

"Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding, including, without limitation, each contract that: (i) relates to, is used in or held for use in the Seller’s business; (ii) relates to, is used in or held for use in the Seller’s business and includes clauses requiring the purchase or sale of minimum quantities (or payment of any amount for failure to purchase or sell any specific quantities) of Inventory, goods or services, or containing “most favored nations” or similar pricing arrangements; (iii) will require Buyer to indemnify or hold harmless any other Person, or provide a guaranty of or by Buyer; (iv) imposes on any Person any non-disclosure, non-compete, non-solicit or similar obligation; (v) provides for or relates to any employment (other than at-will arrangements) or consulting relationship with any Person who currently performs or who has in the past performed services for the Company; (vi) is between the Seller and any Affiliate of the Seller; (vii) pursuant to which the Seller grants or is granted a license of any Intellectual Property Assets; (viii) provides for the manufacture, supply, distribution or development of Inventory, products, goods or services for or by Seller; (ix) relates to or provides for the lease or purchase of any real property; or (x) grants a Security Interest in any of the Assets.  Without limiting the generality or scope of the foregoing, Contract(s) shall include the Seller Warrants, the Seller Convertible Notes, the Seller Notes and the items listed on Schedule 3.10.

"Delaware Business Corporation Act" means the General Corporation Law of the State of Delaware, as amended.

"Derivative Securities" shall mean those securities as defined in Section 3.2 below.

"Disclosure Schedule" has the meaning set forth in Section 3 below.

"Effective Date" means July __, 2009, the date of execution of this Agreement.

"Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Intellectual Property Assets" means following subsisting throughout the world: (i) all patents, patent applications, provisional patents, patents pending, utility models and design registrations, docketed inventions, certificates of invention (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations) (collectively, “Patent Rights”); (ii) registered trademarks and service marks, Internet domain names, URLs, websites, corporate names and doing business designations and all registrations and applications for registration of the foregoing (“Trademark Registrations”), common law and unregistered trademarks and service marks and trade dress, trade names, and all goodwill in the foregoing; (iii) copyrights, data and database rights and registrations and applications for registration thereof, including moral rights of authors; (iv) mask works and registrations and applications for registration thereof; (v) inventions, invention disclosures, statutory invention registrations, designs, trade secrets, confidential business information, proprietary business information, know-how, processes and techniques (including, without limitation, manufacturing and product processes), research and development information, engineering, drawings, plans and product specifications, software, financial, marketing and business data, pricing and cost information, business and marketing plans, customer, supplier, vendor and distributor lists and information, and all other intellectual property, in each case, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and (vi) all other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).  Without limiting the generality or scope of the foregoing, Intellectual Property Assets shall include the items listed on Schedule 3.13 and any and all Intellectual Property Assets consisting of or related to circuit designs, electrical engineering, lighting systems, T4 fluorescent ballast and all other ballast designs and technology, compact fluorescent lamps, lighting control technology, dimmable compact fluorescent lamps, linear fluorescent lamps, cold cathode technology, high intensity discharge lights and “truly dimmable” designs and technology..

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           “Interim Balance Sheet” has the meaning set forth in Section 3.5 below.

“Inventory” shall mean all inventories of raw materials, work-in-process, finished goods and the like.

"Knowledge" means an individual shall be deemed to have "Knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time within the last three years served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time within the last three years had, Knowledge of such fact or other matter provided that the loyalty and diligence of such director, officer, partner, executor or trustee was at the time and under the circumstances Knowledge was acquired, steadfast and undiminished.

"Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Nevada Business Corporation Act" means the Business Corporation Act of the State of Nevada, as amended.

"Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

(a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

(c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Party" has the meaning set forth in the preface above.

           "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

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"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body, or arbitrator.

"Requisite Shareholder Approval" means the affirmative vote of the holders of fifty and one-tenth percent (50.1%) of the Seller Shares.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Seller" has the meaning set forth in the preface above.

“Seller Convertible Notes” shall mean all promissory notes of Seller that are convertible into Seller Common Stock as listed on Schedule A as such Schedule may be amended from time to time.

“Seller Preferred Shares” means any shares of Preferred stock of Seller, of any series.

“Seller Notes” shall mean all promissory notes of Seller as listed on Schedule B as such Schedule may be amended from time to time.

"Seller Securities" means all Seller Convertible Notes, Seller Notes, Seller Shares and Seller Warrants.

"Seller Securityholder" means any Person who or which holds any Seller Securities.

"Seller Shares" means any shares of the Common Stock, $.001 par value per share, of the Seller.

"Seller Shareholder" means any Person who or which holds any Seller Shares.

"Seller Special Meeting" has the meaning set forth in Section 5.3(b) below.

"Seller Warrants" means any warrants issued by Seller to purchase Seller Shares.

"Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

"Threatened" means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

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2.    BASIC TRANSACTION.

2.1 Transfer of Assets. Except as otherwise herein expressly set forth, Seller hereby agrees that at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer all of Seller's right, title and interest in and to the Assets.

2.2 Excluded Assets. Seller and Buyer understand and agree that the sale, assignment, transfer, conveyance and delivery specified in Section 2.1 hereof shall not include any assets, rights or property of Seller other than those expressly included in the definition of Assets.

2.3 Assumed Obligations. Buyer agrees that at the Closing, Buyer shall assume Seller’s obligations under (i) the Seller Warrants, the Seller Convertible Notes and the Seller Notes outstanding as of the Closing Date and (ii) those Contracts, covenants, obligations and liabilities on the list attached hereto as Schedule 2.3 (collectively, the "Assumed Liabilities").  It is expressly understood and agreed that Buyer’s assumption of Seller’s obligations under the Seller Warrants, the Seller Convertible Notes and the Seller Notes outstanding as of the Closing Date shall be satisfied and discharged in full by Buyer’s issuance of the Buyer Warrants, the Buyer Convertible Notes and the Buyer Notes as contemplated by Sections 2.4 and 2.5.  Seller shall remain liable for any and all of its liabilities, debts and obligations not specifically assumed by Buyer pursuant to this Section 2.3.

2.4 Consideration.  In full and complete payment for the Assets, Buyer agrees to (a) the assumption of the Assumed Liabilities pursuant to Section 2.3 hereof, (b) issue a number of Buyer Shares equal to the number of Seller Shares that are issued and outstanding as of the Closing Date (as of the Effective Date, ________ shares of Seller Shares were issued and outstanding); (c) issue Buyer Warrants under substantially the same terms and conditions as each of the Seller Warrants unexercised and outstanding as of the Closing Date and providing for the same number of unexercised shares, the same option prices and the same expiration dates as such Seller Warrants; (d) issue Buyer Convertible Notes for the same face amount (net of any principal payments made), interest rate, conversion price, payment terms and other terms and conditions as each of the Seller Convertible Notes outstanding as of the Closing Date; and (e) issue Buyer Notes for the same face amount (net of any principal payments made), interest rate, payment terms and other terms and conditions as each of the Seller Notes outstanding as of the Closing Date.  In order to facilitate the liquidation and dissolution of Seller under Section 2.5, and the assumption by Buyer of Seller’s obligations under the Seller Warrants, Seller Convertible Notes and the Seller Notes (outstanding as of the Closing Date) as part of the Assumed Liabilities, the Buyer Shares, the Buyer Warrants, the Buyer Convertible Notes and the Buyer Notes to be issued under this Section 2.4 shall be so issued in the names of the Seller Shareholders and the holders of the Seller Warrants, the Seller Convertible Notes and the Seller Notes, respectively, in accordance with Section 2.5.

2.5 Liquidation of Seller.  Immediately after Closing, Seller shall file a Certificate of Dissolution with the Office of the Secretary of State of the State of Nevada, pursuant to which Seller shall be dissolved and liquidated, effective the Closing Date, in accordance with Sections 78.580 and 78.585 of the Nevada Business Corporation Act.  Pursuant to such liquidation and dissolution: each Seller Shareholder shall receive a number of Buyer Shares equal to the number of Seller Shares that are held by such Seller Shareholder as of the Closing Date; each holder of unexpired Seller Warrants shall receive Buyer Warrants, as described in Section 2.4, for the same number of unexercised shares covered by the unexpired Seller Warrants that are held by such warrant holder as of the Closing Date; each holder of outstanding Seller Convertible Notes shall receive Buyer Convertible Notes, as described in Section 2.4, for the same face amount (net of any principal payments made) as the outstanding Seller Convertible Notes that are held by such note holder as of the Closing Date; and each holder of outstanding Seller Notes shall receive Buyer Notes, as described in Section 2.4, for the same face amount (net of any principal payments made) as the outstanding Seller Notes that are held by such note holder as of the Closing Date.  The Seller Securities shall be deemed cancelled and of no further force or effect immediately upon Closing and Seller may request each holder of Seller Securities to affirm such cancellation in writing as a condition to issuance of the Buyer Shares, Buyer Warrants, Buyer Convertible Notes or Seller Notes, as applicable; provided, however, that such cancellation shall be effective regardless of whether such written affirmation is requested or obtained.

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2.6 Cancellation of Buyer Common Stock Held by Seller.  All shares of Buyer Common Stock held by Seller shall be cancelled immediately upon Closing and of no further force or effect, such that Seller shall not receive any Buyer Common Stock under Sections 2.4 or 2.5.

2.7 The Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bouhan Williams & Levy, LLP, The Armstrong House, 447 Bull Street, Savannah, Georgia, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

2.8 Actions at the Closing.  At the Closing:

(a) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6.1 below; and

(b) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6.2 below.

(c) the Seller shall execute and deliver to Buyer:

(i) The Bill of Sale, Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit 2.8, duly executed by Seller and such other bills of sale, assignments and conveyance documents with respect to the Assets, in form and substance reasonably satisfactory to Buyer, duly executed by Seller, and such other instruments as may be reasonably requested by Buyer to transfer all right, title and interest in, under and to the Assets to Buyer, free and clear of liens, encumbrances, pledges and security interests, other than those relating to the Assumed Liabilities (the “Bill of Sale”), and

(ii) Such bills of sale, assignments and conveyance documents, and other filings to be filed with the United States Patent and Trademark Office, United States Copyright Office or any other domestic or foreign governmental department, office, board or agency in order to perfect or affirm the sale, assignment, conveyance and transfer of the Intellectual Property by Buyer to Seller and including the execution and delivery of any such bills of sale, assignments or conveyance documents by inventors, creators or authors as necessary or appropriate for such perfection or affirmation (the “Public IP Filings”);

(d) the Buyer shall execute and deliver to the Seller:

(i) the Bill of Sale and

(ii)  the Public IP Filings (to the extent such execution by Buyer is appropriate or required).

            (e) The Buyer shall issue to the Seller Securityholders, in accordance with Sections 2.4 and 2.5, the Buyer Securities to be issued under Sections 2.4 and 2.5.

2.9 Closing of Transfer Records.  After the close of business on the Closing Date, transfers of Seller Shares outstanding immediately before the Closing Date shall not be made on the stock transfer books of the Seller.

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3.            REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller represents and warrants to Buyer that the statements contained in this Section 3 are correct and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Disclosure Schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

3.1 Organization, Qualification and Corporate Power.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Seller taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Seller has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

3.2 Capitalization.  As of the Effective Date, the entire authorized capital stock of the Seller consisted of 950,000,000 shares, of which 189,364,699 Seller Shares were issued and outstanding and none were held in treasury, and 50,000,000 Seller Preferred Shares, $.001 par value per share, of which no Seller Preferred Shares were issued and outstanding, and none were held in treasury.  All of the issued and outstanding Seller Shares have been duly authorized and are validly issued, fully paid, and nonassessable, free and clear of all Encumbrances.  Other than as set forth in Schedule 3.2 which shall be updated through the date of the Closing for future issuance of Seller Securities, if any, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Seller to issue, sell, or otherwise cause to become outstanding any of its capital stock (collectively, "Derivative Securities"). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Seller.  Other than as set forth in Schedule 3.2, no registration rights have been given to any holder of capital stock or Derivative Securities. The Seller does not have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.3 Authorization of Transaction.  The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Seller cannot consummate the transactions under this Agreement unless and until it receives the Requisite Shareholder Approval. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

3.4 Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, directly or indirectly, (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract (or result in the imposition of any Security Interest upon any of the Assets), but excluding any such Contract as to which the breach, default or acceleration thereof, or the exercise by any party of such rights thereunder, would not have a material adverse effect on the Assets and Seller’s business taken as a whole, or (c) cause Seller to become subject to, or to become liable for the payment of, any tax, or (d) cause any of the assets owned by Seller to be reassessed or revalued by any taxing authority or other governmental body. Other than in connection with the Nevada Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement. Except as set forth in Schedule 3.4, Seller will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

3.5 Financial Statements.  Buyer has received audited balance sheets of Seller as of December 31 in each of the two years ended 2008 and 2007, and the related audited statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended, including the notes thereto, together with the report thereon of Hancock Askew & Co. LLP, independent certified public accountants (collectively, "Audited Statements"); an unaudited balance sheet of the Seller as at March 31, 2009, (the "Interim Balance Sheet"), and the related audited statements of income, changes in shareholders' equity, and cash flow for the three months then ended. Such financial statements and notes do and shall fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.5 shall reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Seller are required by GAAP to be included in the consolidated financial statements of the Seller.

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3.6 Books and Records.  The minute books of the Seller contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Seller, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Seller.

3.7 Title to Properties; Encumbrances.  Schedule 3.7 contains a complete and accurate list of all real property, leaseholds, or other real property interests therein owned by Seller.  The Seller owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all Assets (except for Assets held under capitalized leases disclosed in Schedule 3.7) and personal property sold since the date of the Audited Statements and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Seller since the date of the Audited Statements (except for personal property acquired and sold since the date of the Audited Statements in the Ordinary Course of Business and consistent with past practice).  All Assets are free and clear of all Security Interests other than as set forth in Schedule 3.7.

           3.8 Taxes.  Except as set forth in Schedule 3.8, the Seller has filed or caused to be filed (on a timely basis since inception of the Seller) all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements. Seller has delivered to Buyer copies of all such Tax Returns filed since inception of the Seller. The Seller has paid all taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such taxes, if any, as are listed in Schedule 3.8 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Audited Statements and on the Interim Balance Sheet.

           3.9 Legal Proceedings.  Except as set forth in Schedule 3.9, there is no pending or Threatened Proceeding that (a) has been commenced or Threatened by or against Seller or that otherwise relates to or may affect the business of Seller, or any of the Assets which, if adversely determined would have a material adverse effect on Seller taken as a whole; or (b) challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the transactions contemplated by this Agreement.

           3.10 Contracts; No Defaults.

(a) Schedule 3.10 contains a complete and accurate list of:

(i) each Contract that involves performance of services or delivery of goods or materials by, for or to Seller of an amount or value in excess of $10,000;

(ii) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of $10,000;

(iii) each Contract described in clauses (i) through (x) of the definition of “Contracts” set forth in Section 1.

Schedule 3.10 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of the Seller under the Contracts.

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(b) Except as set forth in Schedule 3.10:

(i) Seller is, and at all times since inception has been, in full compliance with all applicable terms and requirements of each Contract under which Seller has or had any obligation or liability or by which Seller or any of the assets owned or used by such Seller is or was bound;

(ii) each other Person that has or had any obligation or liability under any Contract under which Seller has or had any rights is, and at all times since inception has been, in full compliance with all applicable terms and requirements of such Contract;

(iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

(iv) Seller has not given to or received from any other Person, at any time since inception, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(c) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

3.11 Environmental Matters.

Except as disclosed in Schedule 3.11, Seller (a) is currently in compliance with all applicable environmental laws, and has obtained all permits and other authorizations needed to operate its facilities, (b) has not violated any applicable environmental law, (c) is unaware of any present requirements of any applicable environmental law which is due to be imposed upon it which will increase its cost of complying with the environmental laws, (d) all past on-site generation, treatment, storage and disposal of waste, including hazardous waste, by Seller has been done in compliance with the currently applicable environmental laws; and (d) all past off-site treatment, storage and disposal of waste, including hazardous waste, generated by Seller has been done in compliance with the currently applicable environmental laws. As used in this Agreement, the terms (i) "Environmental Laws" include but are not limited to any federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, and (ii) "Waste," "Hazardous Substance," and "Hazardous Waste" include any substance defined as such by any applicable environmental law.

3.12 Employees.

(a) Schedule 3.12 contains a complete and accurate list of the following information for each employee or director of Seller, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Seller's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any plan for directors.

(b) No employee or director of Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Seller, or (ii) the ability of Seller to conduct its business, including any Proprietary Rights Agreement with the Seller by any such employee or director.

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3.13 Intellectual Property.

(a) Schedule 3.13 contains a complete and accurate list and summary description, including any royalties paid or received by the Seller, of all Contracts relating to the Intellectual Property Assets to which Seller is a party or by which Seller is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which Seller is the licensee. There are no outstanding and no threatened disputes or disagreements with respect to any such agreement.

(b) The Intellectual Property Assets are all those necessary for the operation of the Seller's business as it is currently conducted or as reflected in the business plan given to Buyer by Seller. Seller is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Security Interests, equities or other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.  Except as set forth in Schedule 3.13, all former and current employees of Seller have executed written Contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries, or information relating to the business of Seller. No employee of Seller has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Seller.

           (c) Schedule 3.13 contains a complete and accurate list and summary description of all Patent Rights.  Seller is the owner of all right, title, and interest in and to each of the Patent Rights, free and Encumbrances.  All of the issued patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  No issued patents have been or is now involved in any interference, reissue, reexamination, or opposition proceeding.  All products made, used, or sold under the Patent Rights have been marked with the proper notice of the Patent Rights applicable to said products.

(d) Schedule 3.13 contains a complete and accurate list and summary description of all Trademark Registrations.  Seller is the owner of all right, title, and interest in and to each of the Trademark Registrations, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.  All Trademark Registrations that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  No Trademark Registrations have been or is now involved in any opposition, invalidation, or cancellation.  All products and materials containing a Trademark Registration bear the proper federal registration notice where permitted by law.

(e) Schedule 3.13 contains a complete and accurate list and summary description of all Copyrights. Seller is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.  All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.  All works encompassed by the Copyrights have been marked with the proper copyright notice.

(f) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.  The Seller has taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.  Seller has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and, to Seller’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Seller) or to the detriment of the Seller.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

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3.14 Dissenters’ Rights.  There are no available dissenters’ or appraisal rights for the Seller Shareholders under the Nevada Business Corporations Act.

4.            REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

4.1 Organization.  The Buyer is, and will as of the Closing Date be, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2 Buyer's Securities.

(a) As of the Effective Date, the entire authorized capital stock of the Buyer consisted of 100,000,000 Buyer Shares, of which 5,600,000 Buyer Shares were issued and outstanding and none were held in treasury.

(b) All of the issued and outstanding Buyer Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

(c) The Buyer Securities to be delivered at Closing pursuant to Sections 2.3, 2.4 and 2.5 will be duly authorized and validly issued, fully paid, and non-assessable.

(d) The Buyer Shares to be delivered at Closing to the Seller Shareholders will represent not less than ninety-nine percent (99%) of the outstanding Buyer Shares (on a fully diluted basis) as of the Closing Date, excluding the 3.6 million Buyer Shares that will be cancelled as provided in Section 2.6.

           (e) As of the Closing, there shall not be any issued Buyer Derivative Securities (other than those to be issued under Sections 2.3, 2.4 and 2.5) and any Buyer Derivative Securities (other than those to be issued under Sections 2.3, 2.4 and 2.5) not exercised prior to the Closing shall be cancelled and rendered null and void.

4.3 Limited Business Conducted.  Since inception, Buyer has conducted no business, sales or marketing activities nor generated any revenue other than very limited consulting in connection with the placement and staffing within the United States of nursing professionals and personnel recruited from outside the United States.

4.4 Undisclosed Liabilities.  To Buyer’s Knowledge, Buyer will not have any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) as of the Closing.

4.5 Authorization of Transaction.  The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

4.6 Filings with the SEC.

(a) The Buyer has delivered or otherwise made available to Seller true and complete copies of (i) the Buyer's annual report on Form 10-K for its fiscal year ended December 31, 2008, (ii) the Buyer’s quarterly report on Form 10-Q for its fiscal quarter ended March 31, 2009, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Buyer held since inception, and (iv) all of its other reports, statements, schedules and registration statements (and all exhibits, attachments, schedules and appendixes filed with the foregoing) filed with the SEC since inception (the documents referred to in this Section 4.6, collectively, the "Buyer SEC Documents"). Except as disclosed in Schedule 4.6, the Buyer and the Buyer’s officers, directors and Affiliates have timely filed all forms, reports and documents required to be filed by the Buyer pursuant to any relevant securities statutes, regulations and rules.

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(b) To the Buyer’s Knowledge, as of its filing date, each Buyer SEC Document complied, as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act, as the case may be.  Each SEC filing filed by the Buyer subsequent to the date hereof will comply as to form with such requirements.

(c) To the Buyer’s knowledge, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Buyer SEC Document filed did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each SEC filing filed subsequent to the date hereof will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Buyer makes no representation or warranty with respect to any information that the Seller will supply specifically for use in any SEC filings.

4.7 Books and Records.  To the Buyer’s Knowledge, the books and records of the Buyer, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of the Buyer and (iii) accurately and fairly reflect the basis for the financial statements of the Buyer filed with the Buyer SEC Documents.  To the Buyer’s Knowledge, the Buyer has designed and maintains disclosure controls and procedures (as defined in the Securities Exchange Act) to ensure that material information relating to the Buyer is made known to management of the Buyer by others within those entities, in a timely manner, and that no changes are required at this time.

4.8 No Contravention.  To the Buyer’s Knowledge, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, but excluding any such agreement, contract, lease, license, instrument or other arrangement as to which the breach, default or acceleration thereof, or the exercise by any party of such rights thereunder, would not have a material adverse effect on the Buyer’s assets or business taken as a whole.  Other than in connection with the provisions of the Delaware Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

4.9 Reporting Company Status.  The Buyer files reports with the SEC pursuant to Section 12(g) of the Securities Exchange Act. To the Buyer’s Knowledge, the Buyer has duly filed all material and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 12(g) of the Exchange Act.

4.10 Antitakeover Statutes and Rights Agreement; Dissenters’ Rights.  The provisions of the Delaware Business Corporation Act relating to antitakeovers do not apply to this Agreement, the transactions contemplated under this Agreement, or any of the transactions contemplated hereby. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby. In addition, there are no available dissenters or appraisal rights for Buyer Stockholders for the transactions contemplated by this Agreement.

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4.11 Compliance with Laws and Court Orders.  To the Buyer’s Knowledge, the Buyer is and has been in compliance with, and is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that would not reasonably be expected to have a material adverse effect on Buyer’s business or assets taken as a whole.

4.12 Litigation.  Except as set forth in Schedule 4.12, there is no action, suit, investigation or proceeding (or any basis therefore) pending against, or threatened against or affecting, Buyer, any present or former officer, director or employee of Buyer or any Person for whom Buyer may be liable or any of its properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to be material to Buyer or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated under this Agreement or any of the other transactions contemplated hereby.

4.13 Agreements, Contracts and Commitments.  To the Buyer’s Knowledge, neither Buyer nor any other party to a Buyer Contract (as defined below) is in breach, violation or default under, and Buyer has not received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Buyer is a party or by which they are bound (any such agreement, contract or commitment, a "Buyer Contract"), except for breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer’s business or assets taken as a whole.

5.            COVENANTS.  The Parties agree as follows with respect to the period from and after the execution of this Agreement.

5.1 General.  Each of the Parties shall use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Section 6 below).

5.2 Notices and Consents.  The Seller shall give any notices to third parties and shall use its best efforts to obtain any third party Consents that the Buyer may request in connection with the matters referred to in Section 3.4 above.

5.3 Filing of Amended and Restated Certificate of Incorporation  The Buyer shall file with the Secretary of State of the State of Delaware its duly approved Amended and Restated Certificate of Incorporation attached hereto as Exhibit 5.3 (the “Amended Certificate of Incorporation”).

5.4 Regulatory Matters and Approvals.  Each of the Parties shall give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.4 and Section 4.8 above. Without limiting the generality of the foregoing:

(a) The Buyer and the Seller shall mutually prepare and file with the SEC any filings required under the Securities Act and the Securities Exchange Act relating to the transactions contemplated under this Agreement.  The filing Party in each instance shall use its best efforts to respond to the comments of the SEC thereon and shall make any further filings (including amendments and supplements) in connection therewith that may be necessary. The Buyer shall provide the Seller, and the Seller shall provide the Buyer with whatever information and assistance in connection with the foregoing filings that the filing Party may request. The Buyer shall take all actions that may be necessary under state securities laws in connection with the offering and issuance of the Buyer Securities.

(b) The Seller shall call a special meeting of its shareholders (the "Seller Special Meeting"), or if permitted will obtain a Consent in Lieu of Meeting, as soon as practicable to consider and vote upon the adoption of this Agreement and the approval of the transactions contemplated under this Agreement in accordance with the Nevada Business Corporation Act.  The Seller shall mail the Buyer S-4/Proxy to its shareholders as soon as practicable.  The Buyer S-4/Proxy shall contain the affirmative recommendation of the board of directors of the Seller in favor of the adoption of this Agreement and the approval of the transactions contemplated under this Agreement.  Seller shall use its best efforts and in good faith shall solicit the favorable vote by or consent of its shareholders concerning this Agreement and the transactions contemplated under this Agreement.

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(c) The Buyer shall call a special meeting of its stockholders, or if permitted will obtain a Consent in Lieu of Meeting, as soon as practicable, to approve (i) the amendment of its Amended Certificate of Incorporation to change the Buyer’s name to “PureSpectrum, Inc.” and (ii) the Amended and Restated Bylaws in the form attached hereto as Exhibit 5.4.

5.5 Operation of Business.  Until the Closing, the Buyer shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

6.            CONDITIONS TO OBLIGATION TO CLOSE.

6.1 Conditions to Obligation of the Buyer.  The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) this Agreement and the transactions contemplated under this Agreement shall have received the Requisite Shareholder Approval;

(b) the Seller shall have procured all of the third party Consents specified in Section 5.2 above;

(c) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(d) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(e) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Buyer to own the Assets and to operate the business of Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(f) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Sections 6.1(a) -(e) is satisfied in all respects;

(g) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

6.2 Conditions to Obligation of the Seller.  The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

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(b) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Buyer to own the Assets and to operate the business associated with the Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d) immediately prior to the Closing, there shall be not more than 2,000,000 Buyer Shares issued and outstanding, and there shall not be any other securities of Buyer issued and outstanding;

(e) the Buyer shall have duly amended its Amended Certificate of Incorporation to change the name of the Buyer to “PureSpectrum, Inc.

(f) the Buyer shall have duly amended its Bylaws to be in the form attached hereto as Exhibit 5.4.

(g) at the Closing Date, all of the directors and officers of the Buyer shall resign and at least a majority of the directors of the Seller shall become directors of the Buyer as of the Closing Date.

(h) the Buyer and the Buyer’s officers, directors and Affiliates shall be current on all filings with the SEC required under the Securities Exchange Act;

(g) the Buyer shall have authorized the issuance of Buyer Securities to satisfy Buyer’s obligations under Sections 2.3, 2.4 and 2.5;

(h) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections 6.2(a) - (g) is satisfied in all respects;

(i) this Agreement shall have received the Requisite Shareholder Approval;

(j) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

7.            TERMINATION.

7.1 Termination of Agreement.  This Agreement may be terminated at any time prior to the Closing:

(a) By written agreement of Buyer and Seller.

(b) By Buyer, upon ten (10) days' prior written notice to Seller if (i) there has been a material violation or breach by Seller of any of the agreements, representations or warranties (except to the extent that Seller has made exception thereto in the Schedule of Exceptions attached hereto) contained in this Agreement, or (ii) if any of the conditions set forth in Section 6.1 have not been materially satisfied by the Closing, and either (i) or (ii) have not been waived in writing by Buyer or cured within such ten-day period.

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(c) By Seller, upon ten (10) days' prior written notice to Buyer if (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement, or (ii) if any of the conditions set forth in Section 6.2 have not been materially satisfied by the Closing, and either (i) or (ii) have not been waived in writing by Seller or cured within such ten-day period.

(d) By either party hereto if the other makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated a bankrupt or insolvent, or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving, the other.

7.2 Effect of Termination.  If any Party terminates this Agreement pursuant to Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

8.            MISCELLANEOUS.

8.1 Survival.  Each of the representations, warranties, and covenants of the Parties shall survive the Closing by six months.

            8.2 Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

8.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 2 above concerning payment of the Consideration are intended for the benefit of the Seller Securityholders.

8.4 Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

8.5 Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

8.6 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

8.7 Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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8.8 Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:	PureSpectrum, Inc.
340 Eisenhower Drive, Building 600, Suite 610
Savannah, Georgia 31406-1616
Telephone: 912-961-4980

Copy to:	David Michael Conner, Esq.
Bouhan Williams & Levy, LLP
The Armstrong House
447 Bull Street
Savannah, GA 31402
Telephone: 912-644-5743

If to Buyer:	International Medical Staffing, Inc.
c/o PureSpectrum, Inc.
340 Eisenhower Drive, Building 600, Suite 610
Savannah, Georgia 31406-1616
Telephone: 912-961-4980

Copy to:	Daniel D. Dinur, Esq.
Dinur and DeLuca, LLP
990 Hammond Drive, Suite 760
Atlanta, Georgia 30328
Telephone: 770-395-3170

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.9 Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

8.10 Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Closing with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Delaware Business Corporation Act and Nevada Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.11 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.12 Expenses.  Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

8.13 Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word “including” shall mean including without limitation.

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8.14 Tax Treatment.  Buyer and Seller hereby agree and covenant that they shall not (before or after the Closing Date and individually or collectively) take any action and shall not (before or after the Closing) fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a)(l)(C) of the Code.

8.15 Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PURESPECTRUM, INC.	INTERNATIONAL MEDICAL STAFFING, INC.

By: /S/ William R. Norton	By: /S/ Lee L. Vanatta
Name: William R. Norton	Name: Lee L. Vanatta
Title: Executive Vice President	Title: President

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Schedule A

SELLER CONVERTIBLE NOTES

Convertible notes issued to two investors, see explanation (a) below.

Convertible note issued to an investor, see explanation (b) below.

(a)
On January 27, 2009, the Seller issued two convertible notes in the amount of $125,000 each.  One note is payable to Perlinda Enterprises, LLC and the other note is payable to Barclay Lyons, LLC.  The original principal balance of each of the notes is outstanding in full and the notes are repayable on demand any time after the July 31, 2009 at 110% of the face value of $125,000, unless converted.  The notes are convertible into restricted shares at any time after July 31, 2009 at 50% of the average fair market value of the free trading shares for the 5 business days prior to conversion, not to exceed $0.25/share.

In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature amounting to $153,250 was recorded at the date of issuance as a discount to the convertible debt and will be amortized to interest expense over the six month period to the first conversion date, in accordance with EITF No. 00-27.  The interest expense for the amortization of aggregate debt discount through June 30, 2009 was $208,345.

(b)
On June 17, 2009, the Seller issued a convertible note in the amount of $131,250 to Thomas Donino.  The original principal balance of the note is outstanding in full and the note is repayable upon acquiring financing or on demand any time after the August 15, 2009 at 105% of the loan amount of $125,000, whichever occurs first.  The note is convertible into restricted shares at any time after August 15, 2009 at $0.25 per share.

In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature amounting to $131,250 was recorded at the date of issuance as a discount to the convertible debt and will be amortized to interest expense over the two month period to the conversion date, in accordance with EITF No. 00-27.  The interest expense for the amortization of aggregate debt discount through June 30, 2009 was $30,625.

Schedule B

SELLER NOTES

Outstanding
Balance
Note payable to Light Street Consultants, Inc. with 4% interest; all interest and principal are due at maturity, July 24, 2007. The note is past due as of June 30, 2009, and is payable upon demand, interest continues to accrue at 4%.	$30,743
Note payable to William R. Norton, an Officer at 0% interest, payable upon demand.	$36,800
Note payable to Lee L. Vanatta, an Officer at 0% interest, payable upon demand.	$3,500
Note payable to Shareholder Development Group, a Shareholder at 0% interest, payable upon demand.	$10,000
Note payable to Darryl E. Smith, a Shareholder at 5% interest, payable upon demand.	$26,250

Schedule 2.3

SELLER ASSUMED LIABILITIES

All Contracts listed on Schedule 2.3 and the following accounts payable:

Vendor Name	Current Amount
Alston & Bird LLP Total	$416,339.54
American Express Total	$6,379.06
Bankcard Center Total	$28,325.10
Betsill, David Total	$2,500.00
Bill Norton Total	$647.29
Bouhan, Williams & Levy LLP Total	$7,480.56
Broadridge Total	$553.41
CCH Total	$4,975.00
Channel Marketing Group, Inc. Total	$8,875.00
City of Savannah Total	$56.88
Corporate Message Services, Inc. Total	$325.20
Darryl Smith Total	$35,150.00
enerSave Total	$117,500.00
ePartners, Inc. Total	$42,243.39
FCCI Insurance Company Total	$2,120.54
First City Club Total	$1,002.55
Garth Kullman Total	$276.10
Gauge Interactive Total	$55.95
GA Department of Revenue Total	$6,423.73
Greg McLean Total	$2,732.50
Hancock Askew & Co., LLP Total	$13,900.25
Hauser Group Total	$250,120.09
Ikon Financial Services Total	$1,729.80
Island Stock Transfer Total	$100.00
Islands Technology, Inc. Total	$1,021.25
James, Robert E. Total	$2,971.19
Jeff Smith Total	$2,541.36
Ken R. Lane Total	$1,944.61
Lebrecht Group Total	$889.50
Lee Vanatta Total	$847.57
Mazzone, Dominic Total	$2,500.00
NuVox Total	$456.41
Office Services Total	$2,186.11
Petty Cash Total	$192.33
Pitney Bowes Total	$112.32
Quill Corporation Total	$400.92
Ray King Total	$10,333.96
Sandfly Locksmith, Inc. Total	$70.00
Skyline Southeast Total	$20,391.81
Speros, Inc. Total	$307.04
Susan Norton Total	$1,096.10
Transfer Online, Inc. Total	$445.00
Troutman Sanders LLP Total	$25,359.34
Underwriters Laboratories Inc. Total	$2,100.00
United Marketing and Communications Group Total	$1,084.00
United States Treasury Total	$34,638.03
UTEK Corporation Total	$5,000.00
vSync Total	$10,400.00
World Energy Engineering Congress Total	$1,900.00

Grand Total	$1,079,000.79

Exhibit 2.8

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

(See attached)

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of this ___ day of _______, 2009, by and between PureSpectrum, Inc., a Nevada corporation (the “Seller”) and International Medical Staffing, Inc., a Delaware corporation (the “Buyer”).

WHEREAS, pursuant to that certain Purchase and Sale Agreement and Plan of Reorganization, dated as of July __, 2009, by and between Seller and Buyer (the “Purchase Agreement”), Seller agreed to sell, transfer, convey, assign and deliver to Buyer, and Buyer agreed to purchase and acquire from Seller, all of the Assets;

WHEREAS, pursuant to the Purchase Agreement, and in consideration of such sale of the Assets to Seller, Buyer agreed to assume all of the Assumed Liabilities and to issue certain Buyer Securities; and

WHEREAS, this Agreement is executed and delivered by Buyer and Seller pursuant to Sections2.3, 2.8(c)(i) and 2.8(d)(i) of the Purchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not otherwise defined herein have the respective meanings attributed thereto in the Purchase Agreement.

2. Transfer of Assets.  Seller hereby sells, transfers, conveys, assigns and delivers to Buyer, free and clear of all Security Interests, all of its right, title and interest in and to the Assets.

3. Assignment and Assumption of Liabilities.  Seller hereby delegates to Buyer, and Buyer hereby assumes and agrees to discharge and perform, all of the Assumed Liabilities.

4. Issuance of Buyer Securities.  The Parties acknowledge that, as part of Buyer’s assumption of certain of the Assumed Liabilities, Buyer shall issue certain Buyer Securities as provided in the Purchase Agreement, including Sections 2.3, 2.4 and 2.5 thereof.

5. Confirmatory Instruments.  The Parties will execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may reasonably be necessary or requested by another Party in order to consummate, evidence or implement expeditiously the transactions contemplated by this Agreement and the Purchase Agreement including, without limitation, the Public  IP Filings.

6. Power of Attorney.  Seller hereby constitutes and appoints Buyer as its true and lawful attorney-in-fact, with full power of substitution, in Seller’s name and stead, by, on behalf of, and for the benefit of Buyer, to demand and receive any and all of the rights, titles, interests, assets and properties transferred hereunder and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Seller’s name or otherwise, any and all proceedings at law, in equity or otherwise, which Buyer may deem proper for the collection or reduction to possession of any of the Assets, or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred, assigned, and delivered, or intended so to be, and to do all acts and things in relation to the Assets which Buyer deems desirable.  Seller hereby declares that the foregoing powers are coupled with an interest and shall not be revocable by Seller in any manner or for any reason whatsoever.

7. Effect.  This Agreement shall be binding upon Buyer and Seller and their respective successors and assigns.  This Agreement is intended only to effect the transfer, sale, conveyance, assignment and delivery of the Assets and the delegation and assumption of the Assumed Liabilities pursuant to the Purchase Agreement, and nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect any of the provisions of the Purchase Agreement, including any of the warranties, covenants, agreements, conditions, representations, rights, remedies, obligations or indemnifications thereunder.  In the event of any conflict or other inconsistency between this Agreement and the Purchase Agreement, the Purchase Agreement shall be the controlling document with respect to such conflict or inconsistency.

8. Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Georgia, without regard to the principles of conflicts of law.

9. Counterparts; Effectiveness.  This Agreement may be executed in one or more counterpart signature pages, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, which shall be binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the same counterpart.  The exchange and delivery of executed copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature and shall be binding for all purposes hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have duly executed and delivered this Agreement solely for the purposes set forth above, all as of the date first above written.

PURESPECTRUM, INC. By: William R. Norton Executive Vice President	INTERNATIONAL MEDICAL STAFFING, INC. By: Lee L. Vanatta President

Schedule 3.2

SELLER DERIVATIVE SECURITIES

[To be updated as of Closing Date]

(See attached and Schedule A)

Common Stock Warrants - Master List (8/7/2009)

Number	Name	Issuance Date	Expiration Date	Exercise Price	Amount
2	Anthony Costrini	24-Jul-06	31-Dec-2009	$0.015	13,905
3	Anna Costrini	24-Jul-06	31-Dec-2009	$0.015	125,118
6	David Bowerman	24-Jul-06	31-Dec-2009	$0.015	54,000
7	Francis and Mildred Crandall	24-Jul-06	31-Dec-2009	$0.015	9,180
8	Francis Crandall and Roland Crandall	24-Jul-06	31-Dec-2009	$0.015	5,940
9	Benjamin Eicholz	24-Jul-06	31-Dec-2009	$0.015	200,000
10	Benjamin Eicholz	24-Jul-06	31-Dec-2009	$0.015	1,128,400
11	Benjamin Eicholz and Richard Eicholz	24-Jul-06	31-Dec-2009	$0.015	135,000
12	Birgit Fillingame	24-Jul-06	31-Dec-2009	$0.015	135,000
13	Robert Gunn	24-Jul-06	31-Dec-2009	$0.015	270,000
14	Willard and Edna Haberkamp	24-Jul-06	31-Dec-2009	$0.015	8,910
15	Stephen Kay	24-Jul-06	31-Dec-2009	$0.015	270,000
16	Billy Jones	24-Jul-06	31-Dec-2009	$0.015	90,180
17	David Maretsky	24-Jul-06	31-Dec-2009	$0.015	67,500
18	Andrew Maggion	24-Jul-06	31-Dec-2009	$0.015	81,000
20	James Mason	24-Jul-06	31-Dec-2009	$0.015	40,500
21	John Miller (Reissued to Kathryn Johnson on 12/18/07)	24-Jul-06	31-Dec-2009	$0.015	27,000
22	Richard Meuller	24-Jul-06	31-Dec-2009	$0.015	2,700,000
23	Hugh Moore	24-Jul-06	31-Dec-2009	$0.015	67,500
24	Arthur O'Neill	24-Jul-06	31-Dec-2009	$0.015	67,500
25	J.R. Nicholson	24-Jul-06	31-Dec-2009	$0.015	27,000
26	Richard Rem	24-Jul-06	31-Dec-2009	$0.015	270,000
27	Richard Turoski	24-Jul-06	31-Dec-2009	$0.015	105,975
28	Paul Johnson	24-Jul-06	31-Dec-2009	$0.015	50,000
29	Stephen Weeks	24-Jul-06	31-Dec-2009	$0.015	50,000
30	Duane and Tammy Conley	24-Jul-06	31-Dec-2009	$0.015	166,050
31	Savannah Fire Soccer Club, Inc.	24-Jul-06	31-Dec-2009	$0.015	13,500
34	Rodney Pierce	24-Jul-06	31-Dec-2009	$0.001	100,000
36 (WR-1)	Judy Walker	24-Jul-06	31-Dec-2009	$0.015	50,000
37 (SW-1)	Judy Walker	24-Jul-06	31-Dec-2009	$0.015	50,000
41 (SW-3)	Brynn Williams	24-Jul-06	31-Dec-2009	$0.015	50,000
43 (WR-4)	Rhyann Williams	24-Jul-06	31-Dec-2009	$0.015	50,000
44 (WR-5)	Stephanie Joynes	24-Jul-06	31-Dec-2009	$0.015	125,000

45 (SW-5)	Stephanie Joynes	24-Jul-06	31-Dec-2009	$0.015	125,000
46 (SW-6)	Bryce Norton	24-Jul-06	31-Dec-2009	$0.015	125,000
47 (WR-6)	Bryce Norton	24-Jul-06	31-Dec-2009	$0.015	125,000
48 (WR-7)	Eric Norton	24-Jul-06	31-Dec-2009	$0.015	125,000
49 (SW-7)	Eric Norton	24-Jul-06	31-Dec-2009	$0.015	125,000
WR-07-01	Garth Kullman	1-Feb-07	1-Feb-2010	$0.25	300,000
WR-07-02	Stephen Weeks	1-Feb-07	1-Feb-2010	$0.25	100,000
WR-07-03	Ray King	1-Feb-07	1-Feb-2010	$0.25	100,000
WR-07-04	Beth DelNostro	1-Feb-07	1-Feb-2010	$0.25	40,000
WR-07-06	Lee Vanatta	1-Feb-07	1-Feb-2010	$0.25	500,000
WR-07-07	William Norton	1-Feb-07	1-Feb-2010	$0.25	300,000
WR-07-08	Benjamin Eichholz	17-Apr-07	17-Apr-2012	$0.015	200,000
WR-07-09a	Lee Vanatta	10-Sep-07	1-Sep-2012	$0.015	250,000
WR-07-10	William Norton	10-Sep-07	1-Sep-2012	$0.015	1,500,000
WR-07-11	Sean Vanatta	10-Sep-07	1-Sep-2012	$0.015	50,000
WR-07-13	Kevin Barner	10-Sep-07	1-Sep-2012	$0.015	100,000
WR-07-14	Ray King	10-Sep-07	1-Sep-2012	$0.015	100,000
WR-07-15	Stephen Weeks	10-Sep-07	1-Sep-2012	$0.015	100,000
WR-07-16	Garth Kullman	10-Sep-07	1-Sep-2012	$0.015	500,000
WR-07-17	Jeffrey Harris	7-Dec-07	7-Dec-2012	$0.015	400,000
WR-07-18	Ellis, Painter, Ratterree & Adams LLP	7-Dec-07	7-Dec-2012	$0.015	400,000
WR-08-1	Ray King	15-Jan-08	15-Jan-2013	$0.015	225,000
WR-08-2	Sean Vanatta	15-Jan-08	15-Jan-2013	$0.015	75,000
WR-08-4	Garth Kullman	15-Jan-08	15-Jan-2013	$0.015	225,000
WR-08-5	William Norton	15-Jan-08	15-Jan-2013	$0.015	450,000
WR-08-6	Lee Vanatta	3-Mar-08	3-Mar-2013	$0.015	2,500,000
WR-08-7	William Norton	3-Mar-08	3-Mar-2013	$0.015	2,500,000
WR-08-8	Garth Kullman	3-Mar-08	3-Mar-2013	$0.015	1,250,000
WR-08-10	Jeff Clark	15-Jun-08	15-Jun-2013	$0.02	300,000
WR-08-11	Jeff Smith	9-Oct-08	31-Dec-2012	$0.13	300,000
WR-08-12	Feather Wathen	9-Oct-08	31-Dec-2012	$0.13	50,000
WR-08-13	Lee Vanatta	9-Oct-08	31-Dec-2012	$0.13	7,500,000
WR-08-14	William Norton	9-Oct-08	31-Dec-2012	$0.13	6,000,000
WR-08-15	Susan Norton	9-Oct-08	31-Dec-2012	$0.13	1,500,000
WR-08-16	Ray King	9-Oct-08	31-Dec-2012	$0.13	1,000,000
WR-08-17	David Michael Conner	9-Oct-08	31-Dec-2012	$0.13	1,000,000
WR-08-18	Garth Kullman	9-Oct-08	31-Dec-2012	$0.13	1,000,000
WR-08-19	Stephen Weeks	9-Oct-08	31-Dec-2012	$0.13	300,000
WR-09-01	Perlinda Enterprises, LLC	27-Jan-09	27-Jan-2013	$1.00	1,000,000
WR-09-02	Perlinda Enterprises, LLC	27-Jan-09	27-Jan-2013	$1.25	1,000,000
WR-09-03	Perlinda Enterprises, LLC	27-Jan-09	27-Jan-2013	$1.50	1,000,000

WR-09-04	Barclay Lyons, LLC	27-Jan-09	27-Jan-2013	$1.00	1,000,000
WR-09-05	Barclay Lyons, LLC	27-Jan-09	27-Jan-2013	$1.25	1,000,000
WR-09-06	Barclay Lyons, LLC	27-Jan-09	27-Jan-2013	$1.50	1,000,000
WR-09-1	Hayley Churchwell	5-Mar-09	31-Mar-2013	$0.40	25,000
WR-09-2	Kirsten Fishel	5-Mar-09	31-Mar-2013	$0.40	25,000
WR-09-3	Greg McLean	28-Apr-09	1-May-2013	$0.69	300,000
WR-09-4	Nick Peragine	28-Apr-09	1-May-2013	$0.69	300,000
WR-09-5	Dominic Mazzone	29-Apr-09	1-May-2013	$0.70	14,493
WR-09-6	Robert James II	29-Apr-09	1-May-2013	$0.70	14,493
WR-09-7	David Betsill	29-Apr-09	1-May-2013	$0.70	14,493
WR-09-8	Kings Pointe Capital	1-Jun-09	1-Jun-2013	$0.10	175,000
WR-09-9	Kings Pointe Capital	1-Jun-09	1-Jun-2013	$0.10	175,000
WR-09-10	Warren Pete Musser	13-Jul-09	13-Jul-2013	$0.40	800,000
WR-09-11	James Hamilton	13-Jul-09	13-Jul-2013	$0.40	800,000
WR-09-12	Jason Moschner	20-Jul-09	20-Jul-2013	$0.42	50,000
WR-09-13	Jeffrey Young	20-Jul-09	20-Jul-2013	$0.35	125,000
WR-09-13	David Natarelli	20-Jul-09	20-Jul-2013	$0.35	125,000
WR-09-14	Megan Suarez	20-Jul-09	20-Jul-2013	$0.42	25,000
WR-09-15	Sarah Vincent	20-Jul-09	20-Jul-2013	$0.42	25,000

	Total Active: 94		Total Active Amounts:		47,337,637

Schedule 3.4

NONCONTRAVENTION

None.

Schedule 3.7

REAL PROPERTY INTERESTS OF SELLER

Real property lease for 340 Eisenhower Drive, Suites 610, 620 and 630, Savannah, GA  31406

Real property lease for 340 Eisenhower Drive, Suites 210 and 220, Savannah, GA  31406

Schedule 3.8

SELLER TAXES

None.

Schedule 3.9

SELLER LEGAL PROCEEDINGS

None.

Schedule 3.10

CONTRACTS OF SELLER

1.
Master Contract Manufacturing Agreement between the Seller and Arcata Electronics, dated June 8, 2009.  This agreement provides for the manufacture of fluorescent ballasts by Arcata Electronics for the Seller.  The pricing, quantity and products to be manufactured will be governed by purchase orders that may be submitted by the Seller and accepted by Arcata Electronics from time to time.  This agreement contains confidentiality provisions and grants a license to permit manufacture of the product for the Seller.  The agreement has a term of 18 months, subject to certain termination rights.

2.
Agreement between the Seller and Enersave Data Systems. Enersave provides engineering consulting services to the Seller at a monthly rate of $41,000.  This agreement contains confidentiality provisions and is terminable upon 30 days notice.

3.
Agreement between the Seller and Global Initiatives, dated June 15, 2009. This agreement provides consulting services to the Seller for development of global licensing, distribution and marketing.  The agreement has 8 months remaining in its term and consulting fees are payable at the rate of $40,000 per month.

4.
License Agreement between Seller and Litetronics International, Inc. This agreement grants Litetronics a non-exclusive license to manufacture and install products utilizing the Seller’s compact fluorescent lighting technology.  Royalties are payable based upon products manufactured and sold by Litetronics.  The agreement has a term which continues until the last to expire of the United States Patents licensed.

5.
Master Contract Manufacturing Agreement between the Seller and Litetronics International, Inc.  This agreement provides for the manufacture of products utilizing PureSpectrum technology.  The Seller’s payment obligations are based upon quantity of products manufactured.  This agreement has a term of one year with successive one-year evergreen terms subject to each party’s right not to renew.  Both Litetronics agreements (this item 5 and item 4 above) contain confidentiality provisions.

6.
Consulting Agreement between the Seller and The Musser Group, LLC, dated July 8, 2009.  This agreement provides consulting services in corporate management, strategic planning, operations, finance, marketing and other matters relating to the business of the company.  The agreement may be terminated by either party upon 30 days written notice.  Cash compensation, in an amount of not less than $100,000 and not to exceed $750,000, is to be determined by the parties in good faith based upon the number of hours worked by the consultant and the services provided to the company.

7.	The following confidentiality agreements between the Seller and each of the parties listed below:

PARTY	DATE OF AGREEMENT
Belmont Partners, LLC	11/25/2008
Bernard Williams & Company	2/3/2009
Bradley Woods & Company Ltd.	8/4/2008
Brand Biz, Inc.	9/30/2008
Capital Finance, Inc.	8/3/2006
Channel Marketing	9/21/2007
Cooper Wiring Devices, Inc.	8/27/2008
Defond North America	2/25/2008
Emirates International Capital Advisory	10/13/2008
Enersave	7/8/2008
Feit Electric Company, Inc.	9/12/2008
Fulham Co., Inc.	8/27/2008
Global Funding Associates	7/17/2006
H.I.G. Ventures, LLC	6/16/2009
Icapital Finance	8/3/2006
Jain, Ishwar Dayal	6/30/2007
King & Spaulding	3/6/2008
Kings Pointe Capital, Inc.	9/19/2007
Kullman, Garth	1/2/2007
Litetronics International, Inc.	10/29/2008
Litetronics International, Inc.	2/6/2009
Megalight Inc.	4/7/2008
Mid South Capital	3/11/2009
Miller, Pamela K.	11/6/2006
Qssi	1/23/2008
Rightlite, LLC	6/2/2009
Smith, Jeff	10/8/2008
Technical Consumer Products, Inc.	2/14/2008
Troutman Sanders Strategies, LLC	9/17/2008
United Power Inc.	2/11/2009
Voltaire Capital Advisors	2/17/2009
W.A.C. Lighting, Inc.	7/10/2008

Schedule 3.11

SELLER ENVIRONMENTAL MATTERS

None.

Schedule 3.12

SELLER EMPLOYEES

Employee	Job Title	Salary	Medical	Dental	Accrued Sick	Accrued Vacation
Churchwell, Catherine H	Marketing Coordinator	32,000.00	Yes	Yes	68	61
Fishel, Kirsten A	Sales Coordinator	30,000.00	Yes	Yes	64	78
Hill, David	Sales Program Manager	78,000.00	No	No	24	(10)
Kullman, Garth W	VP of Sales	125,000	Yes	Yes	152	150
McLean, Gregory J	VP / CFO	125,000.00	Yes	Yes	40	42
Moschner, Jason B	Accountant	52,000.00	Yes	Yes	36	25.5
Norton, Susan W	Director of Finance / IT	105,000.00	Yes	Yes	88	27.5
Norton, William R	Executive VP	100.00 / HR	Yes	Yes	N/A	N/A
Peragine, Nicholas J	Sales Program Manager	78,000.00	Yes	Yes	52	57
Peragine, Zaneta M	PT Sales Associate	13.50 / HR	No	No	N/A	N/A
Smith, Jeffery A	Sales Program Manager	50,000.00	No	No	76	87.5
Suarez, Megan N	Legal Assistant	32,000.00	No	No	12	17.5
Vanatta, Lee L	CEO	217,000.00	Yes	Yes	152	150
Vanatta, Sean H	Research Intern	35,000.00	Yes	Yes	0.00	0.00
Vincent, Sarah E	Executive Assistant	33,000.00	Yes	Yes	40	42
Wathen, Feather S	Office Manager	40,000.00	Yes	Yes	60	57
Weeks, Stephen	Investor Relations	72,000.00	No	No	24	24

Schedule 3.13

INTELLECTUAL PROPERTY ASSETS OF SELLER

(See attached)

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
Non-Provisional	Method and Apparatus for Driving a Plasma-Based Light Source	Square Wave Driver	A gas discharge lamp is driven with a constant current square wave from a current transformer where the number of volt-microseconds are designed such that at the start of each square wave, the voltage rises to the required ionization potential for the lamp, while the plasma has not yet started to conduct. Emits visible and UV.	Issued	10/995,470	11/24/2004	7514879	1/11/2026	Ballast	6/23/2005	US2005-0134198 A

Non-Provisional	High Efficiency Ballast for Gas Discharge Lamps	Ballast for Variablly Controlled Constant Current	An electronic ballast for a gas discharge lamp includes an adjustable constant current source circuit adapted to a converter input to provide an initial start current and a variably controlled constant current.	Issued	10/903,461	7/30/2004	7,235,932	12/6/2024	Ballast	5/26/2005	US2005-0110428 A

Non-Provisional	High Frequency Electronic Ballast with Sine Wave Oscillator	Ballast with Sine Wave Oscillator	A high frequency sinusodial wave is generated and applied directly to a gas discharge lamp in a power efficient electronic ballast.	Issued	10/817,707	4/2/2004	7514878	4/2/2024	Ballast	5/19/2005	US2005-0104537 A

Provisional	Low Loss Lighting Ballast with Filament Shut-Off	Low Loss Ballast/Filament Shut-Off	Circuit cuts off power to lamp filament after start-up if not dimming; a small current transformer is added to provide housekeeping power and eliminate the need for the regulator.	Expired. Priority lowered to follow filing of dimming and high PF ballast circuits. Conversion NP filed.	61/006,966	2/8/2008	n/a	n/a	Ballast	n/a	n/a

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
NP	Energy Savings Circuitry For A Lighting Ballast	Filament Cut Off & Low Loss Ballast
Circuit cuts off power to lamp filament after start-up if not dimming; a small current transformer is added to provide housekeeping power and eliminate the need for the regulator.  Claims priority to earlier ballast applications.
				Pending	12/366,886	2/6/2009	n/a	n/a	Ballast	n/a	n/a

PCT	Energy Savings Circuitry For A Lighting Ballast	Filament Cut Off & Low Loss Ballast	Circuit cuts off power to lamp filament after start-up if not dimming; a small current transformer is added to provide housekeeping power and eliminate the need for the regulator.	Pending. National phase deadline 8/8/2010	PCT/US2009/	2/6/2009	n/a	n/a	Ballast	n/a	n/a

Continuation-in-part	n/a	LED Dimmable Ballast	High power factor ballast for LED light sources. Similar to CFL ballast.	n/a	n/a	n/a	n/a	n/a	Ballast	n/a	n/a

Continuation-in-part	Methods and Apparatus for a High Power Factor Ballast that is also Suitable for Dimming with High Efficiency During Dimming	CIP: High Power Factor Dimmable Ballast
Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor.  Discharge is restarted each half cycle.  Result is linear dimmability, high power factor and improved energy savings.  Will include values for CFL and linear fluorescents.
				Pending. CIP filed. Inventor over 65 - make "special." Provisional 61/006,965, note prior NP 12/187,139 (363961) which is a CIP of 12/178,397 (363957). PCT filed.	12/277,014	11/24/2008	n/a	n/a	Ballast	n/a	n/a

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
Non-Provisional	Methods and Apparatus for Dimmable Ballasts with a High Power Factor	High Power Factor Ballast
Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor.  Discharge is restarted each half cycle.  Result is linear dimmability, high power factor and improved energy savings.
				Pending. Claims Priority to Provisional Application No. 61/006,965, filed February 8, 2008. Inventor over 65 - make "special." CIP filed in 363961.	12/178,397	7/23/2008	n/a	n/a	Ballast	n/a	n/a

Continuation-in-part	Methods and Apparatus for Self-Starting Dimmable Ballasts with a High Power Factor	High Power Factor Ballast
Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor.  Discharge is restarted each half cycle.  Result is linear dimmability, high power factor and improved energy savings.
				Pending. Inventor over 65 - make "special." Priority to 61/006,965 and CIP of 12/178,397 (363957). A&B CIP is in 363954.	12/187,139	8/6/2008	n/a	n/a	Ballast	n/a	n/a

Provisional	Dimmable Ballast with High Power Factor	High Power Factor Ballast
Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor.  Discharge is restarted each half cycle.  Result is linear dimmability, high power factor and improved energy savings.
				Expired Provisional. NP applications filed.	61/006,965	2/8/2008	n/a	n/a	Ballast	n/a	n/a

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
PCT	Methods and Apparatus for a High Power Factor Ballast that is also Suitable for Dimming with High Efficiency During Dimming	High Power Factor Dimmable Ballast
Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor.  Discharge is restarted each half cycle.  Result is linear dimmability, high power factor and improved energy savings.

International search report and Written Opinion issued 3/9/09; Specification from US CIP.  National Phase Due 8/8/2010.  Response is in progress including amending claims to cover variations and distinguish prior art.
					PCT/US2008/	11/28/2008	n/a	n/a	Ballast	n/a	n/a

National Phase	Methods and Apparatus for a High Power Factor Ballast that is also Suitable for Dimming with High Efficiency During Dimming	High Power Factor Dimmable Ballast	Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor. Discharge is restarted each half cycle. Result is linear dimmability, high power factor and improved energy savings.	National phase application filed 2/27/09; Associate in CN requested expedited examination. Actual nat'l phase filing date 2/27/09.	20088000067	11/28/2008	n/a	n/a	Ballast	n/a	n/a

Treaty Filing	Methods and Apparatus for a High Power Factor Ballast that is also Suitable for Dimming with High Efficiency During Dimming	High Power Factor Dimmable Ballast
Ballast for multiple uses has small capacitor in place of conventional electrolytic cap, and a special inductor.  Discharge is restarted each half cycle.  Result is linear dimmability, high power factor and improved energy savings.
				In preparation.	n/a	n/a	n/a	n/a	Ballast	n/a	n/a

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
Non-Provisional	High Frequency Electronic Ballast with Sine Wave Oscillator	Ballast with Sine Wave Oscillator	A high frequency sinusodial wave is generated and applied directly to a gas discharge lamp in a power efficient electronic ballast.	Issued	10/817,768	4/2/2004	7,388,334	4/2/2024	Ballast	5/19/2005	US2005-0104539 A

Non-Provisional	Methods and Apparatus for a High Power Factor, High Efficiency, Dimmable, Rapid Starting Cold Cathode Lighting Ballast	Cold Cathode Fluorescent Ballast
Ballast for a no-filament lamp system with modified inductro gives 0.9 power factor.  Dual inductance tank circuit provides longer light output per cycle.  Discloses 50% valley as with feedback storage capacitor.
				PCT application in final review.	n/a	n/a	n/a	n/a	Ballast	n/a	n/a

Non-Provisional	Method and Apparatus for Dimming Light Sources	Dimmer Circuit	Dimming circuit works with CFL to provide an immediate and linearly responsive dimming function and proportional energy savings with dimming.	Pending. CIP and PCT filed. Inventor over 65 - make "special."	12/205,564	9/5/2008	n/a	n/a	Dimmer	n/a	n/a

Continuation-in-part	Methods and Apparatus for Dimming Light Sources	CIP: Two Wire Dimmer	Dimming circuit works with CFL to provide an immediate and linearly responsive dimming function and proportional energy savings with dimming.	Pending. Inventor over 65 - make "special" filed. PCT deadline for new matter 1/14/2010.	12/353,551	1/14/2009	n/a	n/a	Dimmer	n/a	n/a

PCT	Methods and Apparatus for Dimming Light Sources	Two Wire Dimmer	Dimming circuit works with CFL to provide an immediate and linearly responsive dimming function and proportional energy savings with dimming.	Pending. Nat'l filing due 8/8/2010.	PCT/US2009/	1/16/2009	n/a	n/a	Dimmer	n/a	n/a

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
Continuation-in-part	Automated Dimming Methods and Systems for Lighting	Automated Dimming
Claiming sensor-responsive dimming using PureSpectrum novel ballast, dimmer, and CCFL circuits.  Application includes daylight harvesting, security lighting, ornamental lighting.  Dimming responsive to photocells, motion sensors.  Time proportioning.  Combines disclosure from ballast, dimmer, and CCFL applications.
				Pending. Claims priority only to Dimmer and Cold Cathode applications.	12/434,403	5/1/2009	n/a	n/a	Dimmer	n/a	n/a

Treaty application	Methods and Apparatus for Dimming Light Sources	CIP: Two Wire Dimmer	Dimming circuit works with CFL to provide an immediate and linearly responsive dimming function and proportional energy savings with dimming.	In preparation	n/a	n/a	n/a	n/a	Dimmer	n/a	n/a

Non-Provisional	High Efficiency Gas Discharge Lamps	Dual Tube Lamp
A gas discharge lamp includes an outer glass tube having a phosphor coating on an inner surface of the outer glass.  An inner glass tube is positioned inside the outer glass tube and formed of glass that is transparent to UV light.  The inner glass tube contains a plasma-forming gas within an inner volume of the glass tube.  A high frequency AC waveform for driving electrodes configured for energizing the plasma-forming glas within the inner glass tube to form plasma paths therein.
				Pending	10/817,706	4/2/2004	n/a	n/a	Lamp	5/19/2005	US2005-0104501A1

Type	Formal Title	PSPM Title	Subject Matter	Status	Serial No.	Filing Date	Patent No.	Expiration Date	Technology	Publication Date	Publication Reference No.
Non-Provisional	Fluorescent Lamp System Using Reflectors	Fluorescent Lamp with Reflectors	A gas discharge lamp includes a plurality of gas discharge bulbs arranged on a base along a perimeter defining a middle region and at least one reflective mirror positioned in the middle region and operative to reflect light outward from the middle region.	Issued	10/817,057	4/2/2004	7,252,406	4/2/2024	Lamp	10/7/2004	US2004-0195974A1

Non-Provisional	Multi-Phase Gas Discharge Lamps	Multi-phase Lamp with Interior Wall	A multi-phase gas discharge lamp includes an interior space defined by at least one wall.	Issued	10/817,708	4/2/2004	6,975,069	4/2/2024	Lamp	10/7/2004	US2004-0195953 A

TRADEMARKS

(See attached)

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
IT’S A LIGHT BULB!
	054452 364434		KEESL	Pending	1,415,123 10/20/2008
Country:	Canada		Owner: PureSpectrum, Inc.
Class/ Goods:	International	00
Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards; lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs; dimming controls for lighting.

IT’S A LIGHT BULB!
	054452 368055		KEESL	Pending	7032030 10/31/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

IT’S A LIGHT BULB!
	054452 364435		KEESL	Pending	7032031 10/31/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
IT’S A LIGHT BULB!
	054452 364436		KEESL	Pending	7388416 11/13/2008		11/30/2018
Country:	Community Trade		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).
IT’S A LIGHT BULB!
	054452 366175		KEESL	Pending	122619 11/20/2008		11/20/2018
Country:	United Arab Emirat		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

IT’S A LIGHT BULB!
	054452 366174		KEESL	Pending	122618 11/20/2008		11/20/2018
Country:	United Arab Emirat		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

Tmk	Client #				Application	Registration	Renew	First
Name	Matter #		Atty	Status	No & Date	No & Date	Date	Use Date
IT’S A LIGHT BULB!
	054452		KEESL	Allowed	77/464,019
	364268				05/02/2008
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures (Int. 11).

	International	42
Design and testing for new product development; design for others in the field of lighting technology, namely, lights, lighting systems, ballasts, ballasting systems and components; engineering services, namely, engineering for the lighting industry; technology consultation and research in the field of lighting technology (Int. 42).

	International	45	Licensing of lighting technology (Int. 45).
	International	9	Lighting ballasts (Int. 9).

IT’S A LIGHT BULB?
	054452		KEESL	Allowed	77/464,028
	364267				05/02/2008
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures (Int. 11).

	International	42
Design and testing for new product development; design for others in the field of lighting technology, namely, lights, lighting systems, ballasts, ballasting systems and components; engineering services, namely, engineering for the lighting industry; technology consultation and research in the field of lighting technology (Int. 42).

	International	45	Licensing of lighting technology (Int. 45).
	International	9	Lighting ballasts (Int. 9).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
MORE FROM LESS
	054452		KEESL	Allowed	77/159,328
	364270				04/18/2007
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11	Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures (Int. 11).
	International	42	Design and testing for new product development; design for others in the field of lighting technology, namely, lights, lighting systems, ballasts, ballasting systems and components; engineering services, namely, engineering for the lighting industry; technology consultation and research in the field of lighting technology (Int. 42).
	International	45	Licensing of lighting technology (Int. 45).

	International	9	Lighting ballasts (Int. 9).

POWERED BY PURESPECTRUM TECHNOLOGY

	054452		KEESL	Pending	1,415,120
	364426				10/20/2008
Country:	Canada		Owner: PureSpectrum, Inc.
Class/ Goods:	International	00	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards; lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs; dimming controls for lighting.

POWERED BY PURESPECTRUM TECHNOLOGY
	054452		KEESL	Pending	7032070
	368053				10/31/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11	Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
POWERED BY PURESPECTRUM TECHNOLOGY
	054452		KEESL	Pending	7032071
	364427				10/31/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

POWERED BY PURESPECTRUM TECHNOLOGY
	054452		KEESL	Registered	2002-104405	4783959	07/02/2014
	347756				12/10/2002	07/02/2004
Country:	Japan		Owner: Transworld Lighting, Inc.
Class/ Goods:	International	11	Environmental control apparatus (Int. 11).
	International	42	Scientific and technological services (Int. 42).

POWERED BY PURESPECTRUM TECHNOLOGY
	054452		KEESL	Pending	122617		11/20/2018
	366169				11/20/2008
Country:	United Arab Emirat		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
POWERED BY PURESPECTRUM TECHNOLOGY
	054452		KEESL	Pending	122616		11/20/2018
	366167				11/20/2008
Country:	United Arab Emirat		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

POWERED BY PURESPECTRUM TECHNOLOGY
	054452		KEESL	Published	77/586,061
	363943				10/06/2008
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	10
Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

POWERED BY PURESPECTRUM TECHNOLOGY & Design
	054452		KEESL	Pending	1,415,121
	365136				10/20/2008
Country:	Canada		Owner: PureSpectrum. Inc.
Class/ Goods:	International	00
Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards; lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs; dimming controls for lighting.

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
POWERED BY PURESPECTRUM TECHNOLOGY & Design
	054452 368052		KEESL	Pending	7032066 10/31/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

POWERED BY PURESPECTRUM TECHNOLOGY & Design
	054452 364431		KEESL	Pending	703267 10/31/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).
POWERED BY PURESPECTRUM TECHNOLOGY & Design
	054452 366171		KEESL	Pending	122614 11/20/2008		11/20/2018
Country:	United Arab Emirat		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
POWERED BY PURESPECTRUM TECHNOLOGY & Design
	054452 366173		KEESL	Pending	122615 11/20/2008		11/20/2018
Country:	United Arab Emirat		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

POWERED BY PURESPECTRUM TECHNOLOGY & Design
	054452 364433		KEESL	Pending	77/586,469 10/06/2008
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	10
Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).
POWERED BY SPECTRUM TECHNOLOGY
	054452 364428		KEESL	Pending	7388291 11/12/2008		11/30/2018
Country:	Community Trade		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
POWERED BY SPECTRUM TECHNOLOGY & Design
	054452 364434		KEESL	Pending	7388317 11/12/2008		11/30/2018
Country:	Community Trade		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).
PURE SPECTRUM
	054452 364281		KEESL	Registered	104404/2002 12/10/2002	4783958 07/02/2004	07/02/2014
Country:	Japan		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11	Lighting apparatus and their parts (Int. 11).
	International	42	Designing and engineering of lighting apparatus, lighting system and lighting components (Int. 42).
PURE SPECTRUM & Design
	054452 364278		KEESL	Registered	104405/2002 12/10/2002	4783959 07/02/2004	07/02/2014
Country:	Japan		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11	Lighting apparatus and their parts (Int. 11).
	International	42	Designing and engineering of lighting apparatus, lighting system and lighting components (Int. 42).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
PURESPECTRUM
	054452 364420		KEESL	Pending	1,415,116 10/20/2008
Country:	Canada		Owner: PureSpectrum, Inc.
Class/ Goods:	International	00
Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards; lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs; dimming controls for lighting.

PURESPECTRUM
	054452 347754		KEESL	Pending	7032023 10/31/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).
PURESPECTRUM
	054452 368051		KEESL	Pending	7032022 10/31/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
PURESPECTRUM
	054452		KEESL	Pending	n/a
	364421				10/31/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:
PURESPECTRUM
	054452		KEESL	Pending	7388333		11/30/2018
	364423				11/12/2008
Country:	Community Trade		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9)
PURESPECTRUM
	054452		KEESL	Registered	2002-104404	4783958	07/02/2014
	347755				12/10/2002	07/02/2004
Country:	Japan		Owner: Transworld Lighting, Inc.
Class/ Goods:	International	11	Environmental control apparatus (Int. 11).
	International	42	Scientific and technological services (Int. 42).

Tmk	Client #				Application	Registration	Renew	First
Name	Matter #		Atty	Status	No & Date	No & Date	Date	Use Date
PURESPECTRUM
	054452		KEESL	Pending	122611		11/20/2018
	366161				11/20/2008
Country:	United Arab Emirat		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

PURESPECTRUM
	054452		KEESL	Pending	122610		11/20/2018
	366155				11/20/2008
Country:	United Arab Emirat		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Inc. 9).

PURESPECTRUM
	054452		KEESL	Pending	78/948,607
	364271				08/09/2006
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps, track lights, recessed lights, metal halide lights, pendant lights, ceiling-mounted lights, high intensity discharge lights, gas discharge lights, compact fluorescent lights; under-cabinet electric lighting fixtures, shop lights, electric light bulbs and electric lighting fixtures (Int. 11).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
PURESPECTRUM
	054452 364269		KEESL	Allowed	78/948,395 08/09/2006
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	42
Design and testing for new product development; Design for others in the field of lighting technology, namely, lights, lighting systems, ballasts, ballasting systems and components; Engineering services, namely, engineering for the lighting industry; Technology consultation and research in the field of lighting technology (Int. 42).

PURESPECTRUM
	054452 364263		KEESL	Allowed	78/948,232 08/09/2006
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	35	Licensing of lighting technology (Int. 35).
PURESPECTRUM
	054452 364265		KEESL	Allowed	78/948,467 08/09/2006
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts (Int. 9).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
PURESPECTRUM & Design
	054452 347739		KEESL	Pending	1,415,118 10/20/2008
Country:	Canada		Owner: PureSpectrum, Inc.
Class/ Goods:	International	00
Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards; lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs; dimming controls for lighting.

PURESPECTRUM & Design
	054452 368050		KEESL	Pending	7032068 10/31/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

PURESPECTRUM & Design
	054452 364424		KEESL	Pending	7032069 10/31/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

Tmk	Client #				Application	Registration	Renew	First
Name	Matter #		Atty	Status	No & Date	No & Date	Date	Use Date
PURESPECTRUM & Design			KEESL	Pending	7388408		11/30/2018
	054452				11/13/2008
	364425
Country:	Community Trade		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures; lighting tubes; LED light bulbs (Int. 11).

	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).
PURESPECTRUM & Design
	054452		KEESL	Pending	122612		11/20/2018
	366162				11/20/2008
Country:	United Arab Emirat		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

PURESPECTRUM & Design
	054452		KEESL	Pending	122613		11/20/2018
	366168				11/20/2008
Country:	United Arab Emirat		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
PURESPECTRUM (Stylized) & Design
	054452		KEESL	Allowed	78/950,288
	364264				08/11/2006
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts (Int. 9).

PURESPECTRUM (Stylized) & Design
	054452		KEESL	Allowed	78/950,250
	364452				08/11/2006
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	42
Design and testing for new product development; Design for others in the field of lighting technology, namely, lights, lighting systems, ballasts, ballasting systems and components; Engineering services, namely, engineering for the lighting industry; Technology consultation and research in the field of lighting technology (Int. 42).

PURESPECTRUM (Stylized) & Design
	054452		KEESL	Allowed	78/950,094
	364261				08/11/2006
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	35	Licensing of lighting technology (Int. 35).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
PURESPECTRUM (Stylized) & Design
	054452 364262		KEESL	Allowed	78/950,316 08/11/2006
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps, track lights, recessed lights, metal halide lights, pendant lights, ceiling-mounted lights, high intensity discharge lights, gas discharge lights, compact flourescent lights, under-cabinet electric lighting fixtures, shop lights, electric light bulbs and electric lighting fixtures (Int. 11).

PURESPECTRUM in Chinese Characters
	054452 368054		KEESL	Pending	7036130 11/03/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halid lights; pendant lights; ceiling mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under cabinet electric lighting fixtures; shop lights; electric light bulbs; electric lighting fixtures; lighting tubes; led light bulbs (Int. 11).

PURESPECTRUM in Chinese Characters
	054452 365300		KEESL	Pending	7036131 11/03/2008
Country:	China P.R.		Owner: PureSpectrum, Inc.
Class/ Goods:	International	9	Lighting ballasts; lighting control panels; lighting control software for use in commercial and industrial facilities; lighting panel control boards (Int. 9).

Tmk Name	Client # Matter #		Atty	Status	Application No & Date	Registration No & Date	Renew Date	First Use Date
PURESPECTRUM: MORE FOR LESS
	054452 364272		KEESL	Allowed	77/159,331 04/18/2007
Country:	United States		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11
Lamps; track lights; recessed lights; metal halide lights; pendant lights; ceiling-mounted lights; high intensity discharge lights; gas discharge lights; compact florescent lights; under-cabinet electric lighting fixtures; shop lights; electric light bulbs and electric lighting fixtures (Int. 11).

	International	42
Design and testing for new product development; design for others in the field of lighting technology, namely, lights, lighting systems, ballasts, ballasting systems and components; engineering services, namely, engineering for the lighting industry; technology consultation and research in the field of lighting technology (Int. 42).

	International	45	Licensing of lighting technology (Int. 45).
	International	9	Lighting ballasts (Int. 9).
TRANSWORLD LIGHTING INCORPORATED & Design
	054452 364282		KEESL	Registered	104416/2002 12/10/2002	4783960 07/02/2004	07/02/2014
Country:	Japan		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11	Lighting apparatus and their parts (Int. 11).
	International	42	Designing and engineering of lighting apparatus, lighting system and lighting components (Int. 42).
TWL
	054452 364280		KEESL	Registered	104402/2002 12/10/2002	4783957 07/02/2004	07/02/2014
Country:	Japan		Owner: PureSpectrum, Inc.
Class/ Goods:	International	11	Lighting apparatus and their parts (Int. 11).
	International	42	Designing and engineering of lighting apparatus, lighting system and lighting components (Int. 42).

Record Count: 53

Schedule 4.6

OUTSTANDING SEC FILINGS OF BUYER

None.

Schedule 4.12

BUYER LEGAL PROCEEDINGS

None.

Exhibit 5.3

BUYER’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(See attached)

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL MEDICAL STAFFING, INC.

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “Act”), the undersigned, being the President of International Medical Staffing, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1.	The Corporation was originally incorporated under the name International Medical Staffing, Inc. and the date of filing of its original Certificate of Incorporation was March 21, 2007.

2.
This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Act by written consent of the holders of a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the Act.

3.
The Certificate of Incorporation of the Corporation, as amended, is hereby amended, restated and superseded in its entirety by this Amended and Restated Certificate of Incorporation to read as follows:

ARTICLE I
Name

The name of the Corporation is International Medical Staffing, Inc.

ARTICLE II
Registered Office and Agent

The address of the registered office of the Corporation in the State of Delaware is 1201 North Market Street, 18th Floor, Wilmington, Delaware 19801, in the County of New Castle. The name of the registered agent at that address is Delaware Corporation Organizers, Inc.

ARTICLE III
Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Act.

ARTICLE IV
Capital Stock

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is nine hundred fifty million (950,000,000) shares, consisting of (a) nine hundred million (900,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”) and (b) fifty million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), which Preferred Stock shall be issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and the restrictions imposed upon the shares of each class are as follows:

A. Common Stock. Each share of Common Stock shall have, for all purposes one (1) vote per share.

Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

B. Preferred Stock. Shares of Preferred Stock may be issued in series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the voting powers, preferences, rights and qualifications, limitations or restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

(i) the serial designation of such series which shall distinguish it from the other series;

(ii) the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in the resolution or resolutions providing for the issue of such series;

(iii) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

(iv) whether dividends on the shares of such series shall be cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(v) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(vi) the price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series may be redeemed in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening or a specified event or events;

(vii) the right or obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a shrinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may or shall be redeemed or purchased, in whole or in part, pursuant to such right or obligation;

(viii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;

(ix) the voting rights, if any, of the holders of the shares of such series;

(x) the ranking of the shares of such series as compared with shares of other series of the capital stock of the Corporation in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution, or winding up of the Corporation; and

(xi) any other relative rights and qualifications, preferences or limitation of the shares not inconsistent herewith or with applicable law.

ARTICLE V
No Preemptive Rights
Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

ARTICLE VI
No Cumulative Voting

There shall be no cumulative voting of shares of stock of the Corporation.

ARTICLE VII
Board of Directors

The Board of Directors of the Corporation shall consist of such number of persons, not less than one and not to exceed fifteen, as shall be determined in accordance with the bylaws from time to time.

ARTICLE VIII
Indemnification of Officers and Directors

8.1 The Corporation shall indemnify its directors and officers to the fullest extent permitted under the Act, as it exists on the date hereof or as it may hereafter be amended.  Without limiting the generality of the foregoing:

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 8.1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this Section 8.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 8.1. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 8.1. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 8.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section 8.1.

(h) For purposes of this Section 8.1, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.1 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(h) For purposes of this Section 8.1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 8.1.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.2 The right of indemnification under Section 8.1 shall not be exclusive of any other right which such directors or officers may have or hereafter acquire and, including without limitation any and all of the rights of indemnification under any bylaw, agreement, vote of stockholders or other provision of law.

8.3 No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages from any breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Act; or (d) for any transaction from which the director derived an improper personal benefit.

ARTICLE IX
Bylaws

The power to adopt, amend and repeal the bylaws of the Corporation is hereby conferred upon the Board of Directors of the Corporation as provided in Section 109(a) of the Act.

ARTICLE IX
Amendment

The Corporation reserves the right to amend or repeal any provisions contained in this Amended and Restated Certificate of Incorporation so long as such amendment or repeal is effected in the manner prescribed by the Act and all rights conferred upon the stockholders are granted subject to this reservation.

Executed this ___ day of _______ 2009.

By: Lee L. Vanatta
Its: President

Exhibit 5.4

BUYER’S PROPOSED AMENDED AND RESTATED BYLAWS

(See attached)

AMENDED AND RESTATED BYLAWS

OF

INTERNATIONAL MEDICAL STAFFING, INC.

(a Delaware Corporation)

ARTICLE I

OFFICES

Section 1.1  Registered Office. The registered office of International Medical Staffing, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Meetings of Stockholders. All meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.2 Annual Stockholders’ Meeting. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 2.3 Special Meeting of Stockholders. Special meetings of the stockholders of the Corporation may be called by (i) the Chairman, or (ii) the President, or (iii) the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or (iv) stockholders who own more than 30% of the outstanding shares of common stock of the Corporation.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice to stockholders.

Section 2.4 Quorum. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

1

Section 2.5 Vote Required for Stockholder Action. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law (the “DGCL”), or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.6 Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Unless provided otherwise in the Certificate of Incorporation or the Certificate of Designations for any class or series of preferred stock of the Corporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Section 2.8 hereof. If the Certificate of Incorporation or such Certificate of Designations provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

Section 2.7 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of any such meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 2.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action requiring a record date, including, but not limited to, the determination of stockholders entitled to receive payment of any dividend. If no record date is fixed by the Board of Directors, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2

Section 2.9 List of Stockholders Entitled to Vote. The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 2.9 to examine the list required by this Section 2.9 or to vote in person or by proxy at any meeting of stockholders.

Section 2.10 Nomination of Directors.

(a) Except for any directors elected in accordance with Section 3.4 hereof by the Board of Directors to fill a vacancy or newly created directorships, only persons who are nominated in accordance with the procedures in this Section 2.10 shall be eligible for election as directors. Nomination for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who (x) complies with the notice procedures set forth in Section 2.10(b) and (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting.

(b) To be timely, a stockholder’s notice must be received in writing by the Corporation’s Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting in any year is changed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

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Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(c) The chairman of any meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the provisions of this Section 2.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 2.10).

(d) Except as otherwise required by law, nothing in this Section 2.10 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

(e) Notwithstanding the foregoing provisions of this Section 2.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(f) For purposes of this Section 2.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.11 Notice of Business at Annual Meetings.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the Corporation, the procedures in Section 2.10 must be complied with; and (ii) if such business relates to any other matter, the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures set forth in Section 2.11(b) and (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting.

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(b) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting in any year is changed by more than thirty (30) days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’ s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of stock of the Corporation which are owned, of record and beneficially, by the stockholder and beneficial owner, if any; (iv) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business; (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 2.11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 2.11.

(c) The chairman of any meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 2.11), and if the chairman should so determine, the chairman shall so declare to the meeting and such business shall not be brought before the meeting.

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(d) Notwithstanding the foregoing provisions of this Section 2.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e) For purposes of this Section 2.11, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.12 Conduct of Meetings.

(a) Meetings of stockholders shall be presided over by the Chairman, if any, or in the Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President (if the President shall be a different individual than the Chief Executive Officer), or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors of the Corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

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(d) In advance of any meeting of stockholders, the Board of Directors, the Chairman or the Chief Executive Officer shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 2.13 Stockholder Action Without Meeting.  Any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

ARTICLE III

DIRECTORS

Section 3.1 Number; Qualification.  The Board of Directors shall consist of no less than three (3) and no more than fifteen (15) members. The total number of authorized directors shall be fixed from time to time within such range by a duly adopted resolution of the Board of Directors (subject to change by the stockholders in accordance with Article VII of the Certificate of Incorporation).  Directors need not be stockholders of the Corporation.

Section 3.2 Terms.  The term of office of each director shall expire at the next succeeding annual meeting of stockholders after the election of such director.  Subject to the provisions of the Certificate of Incorporation, each director shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal.  No decrease in the total number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.3 Chairman. The Board shall elect from its members a Chairman, which Chairman shall preside at all meetings of the stockholders and the directors. The Chairman shall serve in such capacity until his or her successor is elected by the Board or until his or her earlier resignation or removal from the Board. He or she shall also perform such other duties the Board may assign to him or her from time to time.

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Section 3.4 Resignation; Removal; Vacancies. Any director may resign at any time upon written notice to the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery of such written notice to the Corporation. It shall not be necessary for a resignation to be accepted before it becomes effective. Subject to the rights of any holders of any preferred stock of the Corporation then outstanding and the Certificate of Incorporation:

(a) Any director may be removed from office at any time, with cause, but only by the affirmative vote of the holders of at least two-thirds (2/3) of all of the outstanding shares of capital stock of the Corporation entitled to vote for that purpose, except that if the Board of Directors recommends removal of a director to the stockholders, such removal may be effected by a majority of the outstanding shares of capital stock of the Corporation entitled to vote on the election of directors at a meeting of stockholders called for that purpose;

(b) except as otherwise required by law, vacancies and newly created directorships resulting from any increase in the total number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and

(c) any director elected to fill a vacancy not resulting from an increase in the total number of authorized directors shall have the same remaining term as that of his or her predecessor. Any director elected to fill a vacancy resulting from an increase in the total number of authorized directors shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s respective successor is elected, except in the case of the death, resignation, or removal of such director.

Section 3.5 Management of Corporation. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL, the Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.6 Location of Meetings; Books and Records. The directors may hold their meetings and have one or more offices, and keep the books and records of the Corporation outside of the State of Delaware.

Section 3.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 3.8 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, or the President or the Secretary on written request of two directors on forty-eight (48) hours’ notice to each director, either personally or by mail or by electronic transmission;

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Section 3.9 Quorum. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 3.10 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.11 Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.12 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

COMMITTEES

Section 4.1 Creation. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Section 4.2 Powers. Any such committee, to the extent provided by the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

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Section 4.3 Committee Rules. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, as it may deem necessary. The Secretary of any committee need not be the Secretary of the Corporation.

Section 4.4 Standing Committees. The following committees of the Board of Directors shall be established by the Board of Directors in addition to any other committee the Board of Directors may in its discretion establish: (a) Executive Committee; (b) Audit Committee; (c) Compensation Committee; (d) Nominating and Corporate Governance Committee; and (e) Compliance, Sustainability and Public Policy Committee.

Section 4.5 Executive Committee. The Executive Committee shall consist of at least three (3) directors. Meetings of the Executive Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Executive Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Executive Committee.

Section 4.6 Audit Committee. The Audit Committee shall consist of at least three (3) directors. The members shall be independent to the extent required by applicable law or the standards of any exchange on which the Corporation’s common stock is listed. Meetings of the Audit Committee may be called at any time by the Chairman or Secretary of the Audit Committee, and shall be called whenever two or more members of the Audit Committee so request in writing. The Audit Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Audit Committee.

Section 4.7 Compensation Committee. The Compensation Committee shall consist of at least three (3) directors. The members shall be independent to the extent required by applicable law or the standards of any exchange on which the Corporation’s common stock is listed. Meetings of the Compensation Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Compensation Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Compensation Committee.

Section 4.8 Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consist of at least three (3) directors. The members shall be independent to the extent required by applicable law or the standards of any exchange on which the Corporation’s common stock is listed. Meetings of the Nominating and Corporate Governance Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Nominating and Corporate Governance Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Nominating and Corporate Governance Committee.

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Section 4.9 Compliance, Sustainability and Public Policy Committee. The Compliance Committee shall consist of at least three (3) directors. Meetings of the Compliance Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two or more members of the Committee so request in writing. The Compliance Committee shall have the authority, powers and responsibilities as set forth in the Charter of the Compliance Committee.

Section 4.10 Appointment of Committee Members. The Board of Directors shall appoint or shall establish a method of appointing the members of committees established by the Board of Directors, and the Chairman of each such committee, to serve until the next annual meeting of stockholders.

Section 4.11 Appointment of Absentee Committee Members. In the absence or disqualification of any member of any committee established by the Board of Directors, the members thereof who are present at any meeting of such committee and are not disqualified from voting, provided they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of such absent or disqualified member provided that such director meets applicable legal standards. In the event that the absence or disqualification of any member of any committee established by the Board of Directors results in any committee having less than a quorum, the Board of Directors may designate another director to replace any absent or disqualified member at any meeting of the committee.

ARTICLE V

OFFICERS

Section 5.1 Designations. The officers of this Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, President, Chief Financial Officer and Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Treasurer, Controller, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Article 5 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 5.2 Election and Term of Office. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

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Section 5.3 Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5.4 Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman, preside at all meetings of the stockholders. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman, the Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the corporation. He or she shall keep the Board appropriately informed of the business and affairs of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 5.5 President. Subject to such supervisory powers, if any, as may be given by the Board to the Chief Executive Officer, the President shall have general supervision, direction, and control of the business and other officers of the corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. If, for any reason, the Corporation does not have a Chairman or Chief Executive Officer, or such officers are unable to act, the President shall assume the duties of those officers.

Section 5.6 Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation. He or she shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made. He or she shall submit to the Chief Executive Officer, the President, the Chief Operating Officer, the Chairman and the Board timely statements of the accounts of the corporation and the financial results of the operations thereof. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board and the Chief Executive Officer. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

Section 5.7 Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 5.8 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He or she shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

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Section 5.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 5.10 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.11 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1 Certificates; Direct Registration System. Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with the DGCL. The Board of Directors may resolve to adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates (a “Direct Registration System”), including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws or stock exchange listing rules. Any Direct Registration System so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

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Section 6.2 Transfers of Stock; Lost, Stolen or Destroyed Certificates. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

Section 6.3 Registered Stockholders. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnitees.  The Corporation shall indemnify each person described below (each an “Indemnitee”) to the fullest extent permitted under the Act, as it exists on the date hereof or as it may hereafter be amended.  Specifically:

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful; and

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(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.2 Successful Defense.  To the extent that an Indenmitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 7.1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 7.3 Determination That Indemnification Is Proper  Any indemnification under subsections (a) and (b) of Section 7.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 7.1. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 7.4 Advance Payment of Expenses  Expenses (including attorneys' fees) incurred by an Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in Section 7.1.  Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

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Section 7.5 Preservation of Other Rights  The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

Section 7.6 Insurance  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Section 7.1.

Section 7.7 Survival  The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.8 Severability. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgment, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.9 Subrogation. In the event of payment of indemnification to an Indemnitee, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation to effectively enforce any such recovery.

Section 7.10 No Duplication of Payments. The Corporation shall not be liable under this Article VII to make any payment in connection with any claim made against an Indemnitee to the extent such person has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

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Section 7.11 Effect of Amendment. Any amendment, repeal, or modification of any provision of this Article VII shall be prospective only, and shall not adversely affect any right or protection conferred on any person pursuant to this Article VII existing at the time that the events giving rise to the protections conferred pursuant to this Article VII have occurred, regardless of whether the events giving rise to such protections are the subject of any proceeding described in Section 7.1 or whether any person has sought the protections of this Article VII, prior to any such amendment repeal or modification of this Article VII.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 8.2 Reserve for Dividends. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

Section 8.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 8.4 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 8.5 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.6 Notice. Whenever, under the provisions of the DGCL, the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by electronic transmission.

Section 8.7 Waiver of Notice. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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Section 8.8 Annual Report. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 8.9 Interested Director or Officer Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendment or Repeal by Board of Directors. Except as provided by applicable law, these Bylaws may be amended or repealed, in whole or in part, by a majority vote of the members of the Board of Directors present and voting at any duly convened regular or special meeting of the Board of Directors.

Section 9.2 Amendment or Repeal by Stockholders. These Bylaws may be amended or repealed, in whole or in part, by the stockholders of the Corporation by a vote of the majority of the outstanding shares of capital stock of the Corporation entitled to cast a vote thereon at any duly convened annual or special meeting of the stockholders, except for any amendment or repeal, in whole or in part, of Section 3.4(a) of these Bylaws, which Section 3.4(a) may only be amended or repealed, directly or indirectly, in whole or in part, by a vote of the stockholders entitled to cast at least two-thirds (2/3) of the votes which all stockholders are entitled to cast thereon at any annual or special meeting of the stockholders.

Effective as of _______________ ___, 2009

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